UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

Precigen, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-36042	26-0084895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of principal executive offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	PGEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 13, 2025 (the “Effective Date”), Precigen, Inc. (the “Company”) entered into a Commercial Supply Agreement (the “Supply Agreement”) with Catalent Maryland, Inc. (“Catalent”).

The Supply Agreement provides that Catalent will perform certain services specified in a Plan Document (as defined in the Supply Agreement) (“Services”) including analytical, development, processing, validation, or product maintenance of PAPIZEMOS (“Product”), subject to the terms and conditions set forth in the Supply Agreement.

During the term of the Supply Agreement, the Company has agreed to use Catalent exclusively for external, commercial fill and finish manufacturing, in each calendar year, of all of the Company’s reported volumes for the Product during such year in the Territory (as defined in the Supply Agreement).

During the term of the Supply Agreement, if the Plan Document specifies any minimum number of batches of Product that must be purchased by the Company in one or more contract years, then the Company shall purchase the minimum requirement for each such contract year, subject to the terms and conditions set forth in the Supply Agreement.

The Company will pay Catalent the agreed upon price and other fees for the Services, which will be adjusted on an annual basis, effective on each anniversary of the Effective Date, to reflect increases in, among other things, labor, utilities and overhead. The Company will also pay certain other maintenance fees and expenses as contemplated by the Supply Agreement.

The initial term of the Supply Agreement will continue for three years from the Effective Date, unless earlier terminated by one of the parties. Thereafter, the Supply Agreement will automatically extend for successive terms of one year unless and until either party provides written notice of its desire to terminate at least twelve months prior to the end of the then current term. The Supply Agreement provides for termination by either party due to a material breach by the other party, and certain other extenuating circumstances, in each case after the applicable cure period (if any).

The Supply Agreement also includes customary provisions relating to, among others, delivery, inspection procedures, warranties, quality, storage, handling and transport, intellectual property, confidentiality and indemnification. The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the Supply Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

10.1†	Commercial Supply Agreement, dated August 13, 2025, by and between Precigen, Inc. and Catalent Maryland, Inc.
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

† Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) is the type that the Company treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precigen, Inc.

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: August 18, 2025